Exhibit 21.1

List of Subsidiaries

Subsidiary	State of Incorporation
Nexstar Broadcasting, Inc.	Delaware
Nexstar Digital, LLC	Delaware
NES II, Inc.	Virginia
LIN Television of Texas, Inc.	Delaware
Community Television Services, Inc.	Delaware
Sutro Tower, Inc.	California
YBDT/Coronet Communications, JV	Iowa
WNAC Management, LLC	Delaware
Capital Region Broadcasters, LLC	New York
Vaughan Television Management, LLC	Delaware
Tampa Tower General Partnership	Florida
Augusta Tower, LLC	Delaware
Sandia TV Corporation	New Mexico
Tall Towers, Inc.	North Carolina
ATTN: Inc.	Delaware
Borderline Cool Holdings Ltd	British Virgin Islands
CA-LATS South, LLC	Delaware
CA-Los Angeles Times Square, LLC	Delaware
CA-Olympic Plant, LLC	Delaware
CO-1006 Lookout Mountain Road, LLC	Delaware
Covers Media Group Limited	Ireland
CT-285 Broad Street, LLC	Delaware
CT-WTIC, LLC	Delaware
Dose Media LLC	Delaware
Excelerate II LLC	Illinois
FL-Deerfield Plant, LLC	Delaware
FoxCo Acquisition Finance Corporation	Delaware
IL-11201 Franklin Avenue, LLC	Delaware
IL-2501 West Bradley Place, LLC	Delaware
IL-3249 North Kilpatrick, LLC	Delaware
IL-700 West Chicago Avenue, LLC	Delaware
IL-720 Rohlwing Road, LLC	Delaware
IL-777 West Chicago Avenue, LLC	Delaware

Subsidiary	State of Incorporation
IL-Tribune Tower, LLC	Delaware
IN-6910 Network Place, LLC	Delaware
IN-Windfall WTTV, LLC	Delaware
KPLR, Inc	Missouri
KSTU, LLC	Delaware
Local TV Aircraft, Inc.	Delaware
Local TV Finance Corporation	Delaware
Locality Labs, LLC	Delaware
Mango Media Holdings Ltd.	British Virgin Islands
MD-601 N. Calvert, LLC	Delaware
Metropolitan Television Alliance LLC	New York
MI-3117 Plaza Drive, LLC	Delaware
New River Center Maintenance Association, Inc.	Florida
NS Sports Media Pros Ltd.	Canada
OR-10255 SW Arctic Drive, LLC	Delaware
PA-5001 Wynnefield Avenue, LLC	Delaware
PA-Morning Call, LLC	Delaware
Plex, Inc.	Delaware
quadrantONE LLC	Delaware
Riverwalk Center I Joint Venture	Florida
Riverwalk Holdco, LLC	Delaware
Sharerocket, Inc.	Delaware
Sylvan Tower Company, LLC	Oregon
Taboola.com Ltd.	Israel
Techstars Chicago 2013 LLC	Delaware
Television Food Network, G.P.	Delaware
TKG Internet Holdings II LLC	Delaware
TREH 700 W. Chicago Venture, LLC	Delaware
Tribune (FN) Cable Ventures, LLC	Delaware
Tribune Broadcasting Company II, LLC	Delaware
Tribune Broadcasting Hartford, LLC	Delaware
Tribune Broadcasting Kansas City, Inc.	Delaware
Tribune Broadcasting Seattle, LLC	Delaware
Tribune CNLBC, LLC	Delaware
Tribune DB, LLC	Delaware

Subsidiary	State of Incorporation
Tribune DQ, LLC	Delaware
Tribune Management Holdings, LLC	Delaware
Tribune Real Estate Holdings, LLC	Delaware
Tribune Sports Network Holdings, LLC	Delaware
Tribune Television New Orleans, Inc.	Delaware
Tribune WFPT, LLC	Delaware
TX-8001 John Carpenter Freeway, LLC	Delaware
WDAF License, Inc.	Delaware
WDAF Television, Inc.	Delaware
WITI License, LLC	Delaware
WITI Television, LLC	Delaware
WQAD, LLC	Delaware
WXMI, LLC	Delaware